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                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the 1996 Stock Incentive Plan of American Superconductor Corporation for the registration of 1,500,000 shares of its common stock, of our report dated February 29, 1996, with respect to the financial statements of Superconductivity, Inc. included in the Annual Report on Form 10K for the fiscal year ended March 31, 1998, filed by American Superconductor Corporation with the Securities and Exchange Commission.

                                         /s/ Ernst & Young LLP
                                         Ernst & Young LLP

Milwaukee, Wisconsin
January 29, 1999